Exhibit 10.01

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	§
§
HIPCRICKET, INC.1	§	CASE NO. 15-10104-LSS
§
Debtor.	§	Chapter 11
§

PLAN OF REORGANIZATION OF THE DEBTOR
DATED MARCH 20, 2015

Pachulski Stang Ziehl & Jones LLP
Ira D. Kharasch (CA Bar No. 109084)
Linda F. Cantor (LA Bar No. 153762)
James O'Neill (DE Bar Na. 4042)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, DE 19899-8705 (Courier 19801)
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Email: ikharasch@pszjlaw.com
lcantor@pszjlaw.com
joneill@pszjlaw.com
COUNSEL TO DEBTOR-IN-POSSESSION

Haynes and Boone, LLP
Charles A. Beckham, Jr. (TX Bar No. 02016600)
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Email: charles.beckham@haynesboone.com

-and-

Trevor R. Hoffmann (NY Bar No. 24048806)
30 Rockefeller Plaza, 26th Floor
New York, NY 1011
Email: trevor.hoffmann@haynesboone.com
COUNSEL TO PLAN SPONSOR

1 The last four digits of the Debtor’s tax identification number are 2076.  The location of the Debtor’s headquarters and the service address for the Debtor is 110 110th Avenue NE. Suite 410, Bellevue, WA 98004.

PLAN OF REORGANIZATION OF THE DEBTOR
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ARTICLE VII	PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN	9
7.1	Right to Object to Claims	10
7.2	Deadline for Objecting to Claims	10
7.3	Deadline for Responding to Claim Objections	10
7.4	Right to Request Estimation of Claims	10
7.5	Distribution Procedures Regarding Allowed Claims	10
7.6	Procedures Regarding Distributions from the Distribution Trust	13
ARTICLE VIII	EXECUTORY CONTRACTS	13
8.1	Assumption of Executory Contracts	13
8.2	Rejection of Executory Contracts	13
8.3	Procedures Related to Assumption of Executory Contracts	14
8.4	Rejection Claim Bar Date	14
8.5	Indemnification Obligations	14
ARTICLE IX	EFFECT OF REJECTION BY ONE OR MORE CLASSES	15
15
9.1	Impaired Classes to Vote	15
9.2	Acceptance by Class	15
9.3	Reservation of Cramdown Rights	15
ARTICLE X	EFFECT OF CONFIRMATION	15
10.1	Legally Binding Effect	15
10.2	Revesting of Property of Debtor in Reorganized Debtor	16
10.3	Yahoo! Rights	16
ARTICLE XI	INJUNCTIONS, RELEASES, AND DISCHARGE	16
11.1	Discharge and Release	16
11.2	Discharge Injunction	17
11.3	Exoneration and Reliance	17
11.4	Additional Releases	18
11.5	Exculpation	18
ARTICLE XII	RETENTION OF JURISDICTION	18
12.1	Exclusive Bankruptcy Court Jurisdiction	19
12.2	Limitation on Jurisdiction	20
ARTICLE XIII	MISCELLANEOUS PROVISIONS	20
13.1	Conditions to Confirmation	20
13.2	Conditions to Effectiveness	21
13.3	Exemption from Transfer Taxes	21
13.4	Securities Exemption	21
13.5	Defects, Omissions and Amendments of the Plan	21
13.6	Withdrawal of Plan	22
13.7	Due Authorization by Creditors and Interest Holders	22
13.8	Filing of Additional Documentation	22
13.9	Governing Law	22
13.10	Successors and Assigns	23
13.11	Transfer of Claims	23
13.12	Notices	23
13.13	U.S. Trustee Fees	25
13.14	Implementation	25
13.15	No Admissions	25
ARTICLE XIV	SUBSTANTIAL CONSUMMATION	26
14.1	Substantial Consummation	26
14.2	Final Decree	26

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EXHIBITS TO THE PLAN

Glossary of Defined Terms	Exhibit A
Schedule of Assumed Contracts and Unexpired Leases	Exhibit B

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Hipcricket, Inc., the Debtor and Debtor-in-Possession in the above-referenced Bankruptcy Case, and ESW Capital, LLC, in its capacity as the Plan Sponsor, jointly propose the Plan of Reorganization of the Debtor dated March 20, 2015.  Reference is made to the Disclosure Statement Pursuant to 11 U.S.C. § 1125 in Support of the Plan of Reorganization of the Debtor  for a discussion of the Debtor’s history, business, property and results of operations, and for a summary of the Plan and certain related matters.

All Creditors are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.  No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Proponents for use in soliciting acceptances or rejections of the Plan.

For avoidance of doubt, the Plan applies and preserves the maximum global jurisdiction possible under applicable U.S. law, including, without limitation, over the assets of the Debtor wherever located.  The Plan is also consistent with and implements the decisions of the Bankruptcy Court that are described in the Disclosure Statement.

ARTICLE I
SUMMARY OF THE PLAN

An overview of the Plan is set forth in the Disclosure Statement.  Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s prepetition equity interests and issuing New Equity to the Plan Sponsor and to the DIP Lender, to the extent that it exercises the Subscription Option, and (2) the distribution of Cash and rights to certain litigation recoveries to holders of Allowed Claims in accordance with the priority scheme established by the Bankruptcy Code.

The reorganization of the Debtor and its estate described herein will be implemented via (1) issuance of a portion of New Equity to ESW Capital, LLC or an affiliate, in its capacity as the Plan Sponsor, in exchange for the Consideration; (2) receipt of a portion of the New Equity by ESW Capital, LLC, in its capacity as DIP Lender, pursuant to the Subscription Option; (3) distribution of the Consideration to the Creditors; and (4) creation of the Distribution Trust to pursue certain avoidance claims and causes of action for the benefit of Creditors.

ARTICLE II
DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

2.1           All capitalized terms not defined elsewhere in the Plan shall have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan.  Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code and/or Bankruptcy Rules.

2.2           For purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.

2.3           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan, unless the context requires otherwise.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter.  The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

2.4           Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan.

2.5           The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

2.6           In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

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ARTICLE III
DESIGNATION OF CLAIMS AND INTERESTS

3.1           Summary

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest qualifies within the description of that Class; (ii) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date.  A Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan and are excluded from the following Classes.

3.2           Identification of Classes

The following is a designation of the classes of Claims and Equity Interests under the Plan.

Class 1: Secured Claims
Class 2: Priority Unsecured Non-Tax Claims
Class 3: General Unsecured Claims
Class 4: Subordinated Claims
Class 5: Equity Interests

3.3           Unimpaired Classes

Classes 1 and 2 are unimpaired under the Plan.  Under section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

3.4           Impaired Classes/Entitled to Vote

Class 3 is impaired under the Plan.  Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.

3.5           Impaired Classes/Not Entitled to Vote

Holders of Subordinated Claims in Class 4 and Holders of Allowed Equity Interests in Class 5 will not receive Distributions on account of such Claims under the Plan.  Under section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims in Class 4 and Holders of Allowed Equity Interests in Class 5 are conclusively presumed to have rejected the Plan, and therefore the Proponents will not solicit their votes.

3.6           Elimination of Classes for Voting Purposes

Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Equity Interest, or a Claim or Equity Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

3.7           Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy.  Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of, as the case may be, would unduly delay the administration of the Bankruptcy Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

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ARTICLE IV
TREATMENT OF UNCLASSIFIED CLAIMS

4.1           Administrative Claims

(a)           General:  Except with regards to the Ordinary Course Liabilities, including Allowed DIP Claim, subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive, from the Consideration, Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Proponents and the holder of such Claim.

(b)           Allowed DIP Claims: The DIP Claim is Allowed in full.  (i) Pursuant to the Subscription Option, the DIP Lender, as a Qualified Ordinary Course Creditor, shall have the option, on account of being the holder of the Allowed DIP Claim, to exchange a total of up to $3,000,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $5,000 of its Allowed DIP Claim for one (1) share of New Equity, and (ii) the DIP Lender, on account of being the holder of the Allowed DIP Claim, shall receive, from the Consideration, payment in Cash of the remaining amount of the Allowed DIP Claim after the DIP Lender has exercised the Subscription Option to receive its share of the New Equity. On the Effective Date, all liens and interests granted in exchange for the DIP Note shall be deemed discharged, cancelled, and released and shall be of no further force and effect. The Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect any and all Claims exchanged for New Equity pursuant to the Subscription Option.

(c)           Payment of Statutory Fees:  All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due or no later than the Effective Date.  Postpetition U.S. Trustee fees and post-confirmation reports shall be paid and filed as required by 28 U.S.C. § 1930 until the Bankruptcy Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code.

(d)           Bar Date for Administrative Claims:

(i)           General Provisions:  Except as otherwise provided in this Article IV, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor and Plan Sponsor no later than ten (10) days after the Confirmation Hearing or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date.  Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in this section shall be forever barred from asserting such Claims against the Debtor or any of its property.  Requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently Filed in a timely fashion as provided herein.

(ii)           Professionals:  All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Reorganized Debtor and Post-Confirmation Service List an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date.  Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing.  Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

(iii)           Tax Claims:  All requests for payment of Administrative Claims and other Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, which accrued or was assessed within the period from and including the Petition Date through and including the Effective Date (“Post-Petition Tax Claims”) and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) forty-five (45) days following the Effective Date; and (ii) ninety (90) days following the filing with the applicable Governmental Unit of the tax return for such taxes for such tax year or period.  Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor or its property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date.  To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Post-Petition Tax Claim has been paid in full.

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4.2           Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive, from the Consideration,  in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Proponents and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing.

4.3           Ordinary Course Liabilities

A holder of an Ordinary Course Liability is not required to file or serve any request for payment of the Ordinary Course Liability. The Debtor shall continue to pay each Ordinary Course Liability (other than the Allowed DIP Claim, as provided for in Section 4.1(b)) accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

ARTICLE V
CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND INTERESTS

5.1	Treatment of Allowed Secured Claims (Class 1)

On the Effective Date, solely to the extent an Allowed Secured Claim is collateralized by a segregated bank account, then the holder of such Allowed Secured Claim shall, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Secured Claim, have its Claim satisfied by receipt of the Cash deposited in the segregated bank account. All other holders of Allowed Secured Claims shall, at the election of the Plan Sponsor, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Secured Claims, have their Claims satisfied by the Reorganized Debtor by either (i) reinstatement pursuant to section 1124 of the Bankruptcy Code, (ii) receipt of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (iii) such other treatment as the Plan Sponsor and the applicable holder of the Allowed Secured Claim may agree, or (iv) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

5.2	Treatment of Allowed Priority Unsecured Non-Tax Claims (Class 2)

Each holder of an Allowed Priority Unsecured Non-Tax Claim against the Debtor shall receive, from the Consideration, on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Unsecured Non-Tax Claim, either cash equal to the full unpaid amount of such Allowed Priority Unsecured Non-Tax Claim, or such other treatment as the Proponent and the holder of such Allowed Priority Unsecured Non-Tax Claim shall have agreed.

5.3	Treatment of Allowed General Unsecured Claims (Class 3)

On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, its Pro Rata Share of (i) remaining Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement.

5.4	Treatment of Allowed Subordinated Claims (Class 4)

No Distributions will be made to holders of Allowed Subordinated Claims.  On the Effective Date, all Allowed Subordinated Claims will be released and discharged.

5.5	Treatment of Allowed Equity Interests (Class 5)

No Distributions will be made to holders of Allowed Equity Interests.  On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligations of the Debtor and the Reorganized Debtor thereunder shall be discharged.

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ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1	Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

6.2	Management and Board of Directors

The members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed without cause effective immediately prior to the Effective Date.  The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s bylaws.

6.3           Arrangements with the Distribution Trustee

Within fourteen (14) days prior to the Confirmation Hearing, the Debtor, following consultation with the Committee, shall file with the Bankruptcy Court a disclosure identifying the Distribution Trustee under the Distribution Trust.  At the Confirmation Hearing, the Bankruptcy Court shall ratify such Distribution Trustee.  All compensation for the Distribution Trustee shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement.  The approved person shall serve as the Distribution Trustee on execution of the Distribution Trust Agreement at the Closing.

6.4           The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or at such other place identified in a notice provided to those parties listed in Section 13.12 of the Plan.  The Proponents may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing.  A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in Section 13.12 of the Plan within two (2) days after the originally scheduled Closing.  All documents to be executed and delivered by any party as provided in this Article VI and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Proponents.  The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

(a)           Execution of Documents and Corporate Action.  The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan.  The Chief Executive Officer, or his designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan.  Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor.

(b)           Cancellation of Equity Interests and Issuance of New Equity.  On the Effective Date, all prepetition equity interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan, and 1,000 shares of New Equity of the Reorganized Debtor shall be issued.  The New Equity shall be free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan.

(c)           Funding of the Consideration.  On the Effective Date, the Plan Sponsor shall contribute to the Debtor an amount of Cash equal to the Consideration in consideration of the Plan Sponsor’s purchase of the New Equity. The Consideration is not subject to any financing contingency.  The Allowed Equity Interests shall be terminated and cancelled and the holders of the Allowed Equity Interests shall neither retain nor receive any property under the Plan. The Consideration shall be used to fund Distributions under the Plan.  To the extent DIP Lender does not fully exercise the Subscription Option, the Plan Sponsor will acquire the remaining shares of New Equity for the remainder of the Consideration. The Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect any and all Claims exchanged for New Equity pursuant to the Subscription Option.

(d)           Execution and Ratification of the Distribution Trust Agreement.  On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto.  The Distribution Trust Agreement shall be provided in the Plan Supplement.  Each holder of a Claim shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(e)           Transfer of Distribution Trust Assets.  All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, interests, and encumbrances.

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6.5           Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of satisfying General Unsecured Claims by liquidating the Distribution Trust Assets transferred to the Distribution Trust and performing related and incidental functions referenced in the Distribution Trust Agreement, and the Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust.  The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan.  No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets.  It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d).  All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof).  All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust.  The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust.  The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b).  All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes.  Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.6	Right to Enforce, Compromise, or Adjust Distribution Trust Assets

The Distribution Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Avoidance Actions assigned to the Distribution Trust, subject to the terms and conditions set forth in the Distribution Trust Agreement and the rights of the Oversight Board thereunder.  All proceeds derived from such causes of action shall constitute Distribution Trust Assets.

6.7           Preservation of Rights of Action

The Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all claims, rights and causes of action arising from its IP.  Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.  Notwithstanding the foregoing or any other provision herein, neither the Reorganized Debtor nor any other Person acting in their name or on their behalf shall prosecute or pursue any Avoidance Actions against any Person that is not an Insider of any Debtor.

ARTICLE VII
PROVISIONS GOVERNING RESOLUTION OF CLAIMS
AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

7.1           Right to Object to Claims

The Plan Sponsor and the Reorganized Debtor shall have the authority, but not the obligation, to object to, litigate, and settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, or Priority Unsecured Non-Tax Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement and the rights of the Oversight Board thereunder, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court.  The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan.  The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

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7.2           Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code.  The objection shall notify the Creditor of the deadline for responding to such objection.

7.3            Deadline for Responding to Claim Objections

Within 30 days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee.  Failure to file a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or granting the relief requested in the claim objection.

7.4           Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

7.5           Distribution Procedures Regarding Allowed Claims

(a)           In General

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust.

(b)           Distributions on Allowed Claims Only

Distributions from Available Cash shall be made only to the holders of Allowed Claims.  Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash.

(c)           Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date.  If a Creditor has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules of Assets and Liabilities.  The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances.  Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d)           Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine such Creditor’s then current address.  If the Distribution Trustee cannot determine, or is not notified of, a Creditor’s then current address within six months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 7.5(e) of the Plan shall be applicable thereto.

(e)           Unclaimed Distributions

If the current address for a Creditor entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor has otherwise not been located or submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee, then such Creditor (i) shall no longer be a Creditor and (ii) shall be deemed to have released such Claim.

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(f)           Withholding

The Distribution Trustee may at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.  The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(g)           Dissolution

(i)
The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the liquidation of the Distribution Trust Assets.

(ii)
If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

7.6	Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to holders of Class 3 Allowed General Unsecured Claims shall be governed by the Distribution Trust Agreement.

ARTICLE VIII
EXECUTORY CONTRACTS

8.1           Assumption of Executory Contracts

On the Effective Date, all Executory Contracts identified on the Schedule of Assumed Contracts and Unexpired Leases, attached as Exhibit B, shall be deemed assumed by the Reorganized Debtor. The Plan Sponsor may amend the Schedule of Assumed Contracts and Unexpired Leases through the deadline to file the Plan Supplement. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

8.2           Rejection of Executory Contracts

All Executory Contracts not identified on the Schedule of Assumed Contracts and Unexpired Leases (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code

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 8.3           Procedures Related to Assumption of Executory Contracts

(a)	Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 8.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases. Pursuant to the Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto served by the Debtor, counterparties to the Executory Contracts were required to file Objections to Cure Amount, if any, by the Cure Amount Objection Bar Date.

(b)           Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract is rejected.  Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c)           Payment of Cure Amounts

Within ten (10) Business Days after the Effective Date, the Reorganized Debtor shall pay, in Cash, all Cure Amounts related to Executory Contracts listed on the Schedule of Assumed Contracts and Unexpired Leases, other than Disputed Cure Amounts.  Subject to the revocation rights described in Section 8.3(b) above, the Reorganized Debtor shall pay all Cure Amounts that are subject to an objection on the Effective Date within ten (10) days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d)           No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract by the Proponents on the Schedule of Assumed Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Proponents that any such contract or unexpired lease is in fact an Executory Contract or that the Debtor has any liability thereunder.

(e)           Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

8.4           Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 8.2 of the Plan shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 8.3 above may file a rejection damage Claim arising out of such rejection within 30 days after the filing of the revocation notice with the Bankruptcy Court.  Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.  The Distribution Trustee shall have the right to object to any rejection damage Claim.

8.5           Indemnification Obligations

Any obligation of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (a) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (b) any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d) or violations of sections 327, 362, 363 or other requirements of the Bankruptcy Code, or, if any court of applicable jurisdiction rules to the contrary, such Claim shall  be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine.  Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Avoidance Actions.

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ARTICLE IX
EFFECT OF REJECTION BY ONE OR MORE CLASSES

9.1           Impaired Classes Entitled to Vote

Each impaired Class shall be entitled to vote separately to accept or reject the Plan.  A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim or Equity Interest shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

9.2           Acceptance by Class

A Class of Claims shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

9.3           Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

ARTICLE X
EFFECT OF CONFIRMATION

10.1           Legally Binding Effect

The provisions of the Plan shall bind all Creditors and Interest Holders, whether or not they accept the Plan and wherever located.  On and after the Effective Date, all holders of Claims and Equity Interests shall be precluded and enjoined from asserting any Claim or Equity Interest against the Debtor or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.

10.2           Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan.

10.3           Yahoo! Rights

Notwithstanding any other provisions of the Plan, or any agreement among any parties-in-interest referenced herein, Yahoo! shall be deemed a timely objector to the Plan, and each of the following rights, claims, interests, and defenses shall be reserved and preserved for Yahoo!’s benefit.

(a)           Nothing in the Plan, or any related order or agreement approved by or implementing the Plan, shall be, whether directly or indirectly, deemed to confer any immunity, exculpation, release, or other freedom from infringement or any wrongs involving Yahoo! IP, and Yahoo! may enforce the consequences of any infringement or any wrongs involving Yahoo! IP by the Debtor or any third party; provided, however, that Yahoo! shall not assert against or pursue the Sponsor or the Reorganized Debtor for any infringement or any other wrongs involving the Yahoo! IP by the Debtor prior to the Effective Date.

(b)           Nothing herein shall directly or indirectly prevent Yahoo! from challenging, in court or through any governmental authority, agency, or instrumentality or otherwise, after the Effective Date the validity, interpretation, scope, or other effects of any of the Reorganized Debtor’s assets consisting of any U.S. or foreign patents, copyrights, trademarks, trade secrets, or other intellectual property, including without limitation the Debtor’s Patent No. 7,269,636 presently being re-examined by the Patent and Trademark Office.

(c)           The rights, claims, interests, and defenses of Yahoo! set forth in sections 10.3(a) and (b) above shall not, whether directly or indirectly, be or be deemed enjoined, stayed, discharged, negated, barred, eliminated, or otherwise adversely affected by the Plan, except that Yahoo! shall not seek to impose on the Sponsor or the Reorganized Debtor, Debtor liabilities existing prior to the Effective Date for acts or omissions of the Debtor prior to the Effective Date. The Yahoo! Rights shall be free and clear of any other provision in the Plan, in each case as to acts, omissions, transactions, events, circumstances, conditions, or matters that arise, continue in effect, or exist after the Effective Date.

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ARTICLE XI
INJUNCTIONS, RELEASES, AND DISCHARGE

11.1           Discharge and Release

Except as otherwise expressly provided in the Plan, the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, against the Debtor or its Estate, assets, properties or interests in property. Except as otherwise provided herein, or in any Plan Documents, on the Effective Date, all Claims against and Interests in the Debtor shall be satisfied, discharged, and released in full.  The Reorganized Debtor and other Protected Parties shall not be responsible or liable for any duties, obligations, responsibilities, or liabilities of the Debtor except those expressly assumed by them in the Plan.

11.2           Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and release set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim discharged and released in Section 11.1 and (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim discharged and released in Section 11.1. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any other or further Claims, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

11.3	Exoneration and Reliance

To the extent allowed by law, none of the Protected Parties shall be liable (other than for parties in interest in this Bankruptcy Case with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law) to any holder of a Claim, or Interest or any other Person with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken from the Petition Date through the Effective Date in connection with (a) the management or operation of the Debtor or the discharge of its duties under the Bankruptcy Code, (b) the solicitation, negotiation, or implementation of any of the transactions provided for, or contemplated in, the Plan or other Plan Documents, (c) any action taken in connection with either the enforcement of the rights of the Debtor against any Persons or the defense of Claims asserted against the Debtor with regard to the Bankruptcy Case or otherwise, (d) any action taken in the negotiation, formulation, preparation, development, proposal, solicitation, disclosure, confirmation, or implementation of the Plan, other Plan Documents, or any other settlement, contract or transaction with the Estate, (e) the administration of the Plan or the assets and property to be distributed pursuant to the Plan or any other order of the Bankruptcy Court, or (f) the administration of the Debtor’s Estate. The Protected Parties shall be deemed to have participated in the Bankruptcy Case and each Bankruptcy Court-approved transaction or contract with the Debtor in good faith and in compliance with all applicable provisions of the Bankruptcy Code, which shall apply exclusively.  Nothing in this Section 12.3 shall prevent the enforcement of the terms of the Plan.

11.4	Additional Releases

To the extent allowed by applicable law, on, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Protected Parties (acting in any capacity whatsoever) shall be forever released and discharged from any and all Claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all Claims based on or arising out of facts or circumstances that existed as of or prior to the Plan in the Bankruptcy Case, including Claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors or other Persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Bankruptcy Case or the Debtor (or its predecessors); provided, however, the releases provided for in this paragraph shall not extend to any claims by any Governmental Unit  with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.  No compliance with or reliance on the applicable law or the orders of the Bankruptcy Court shall be deemed or permitted to be judged, declared, or ruled to be in any way wrongful, in bad faith, ultra vires, inequitable or otherwise subject to any sanction or punishment, all of which are preempted, superseded and negated by the Plan to the maximum extent permitted by applicable law.

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11.5	Exculpation

To the extent allowed by law, except in the case of a judicial finding by a Final Order of willful misconduct or bad faith, or any criminal liability or liability for ultra vires acts asserted by any Governmental Unit, no Protected Party (acting in any capacity whatsoever) shall be liable to any Person for any action, failure or omission to act or other matter related to the Debtor or the Bankruptcy Case through and including the Effective Date. All Persons are permanently enjoined from initiating a suit against any Protected Party, except in the case of a judicial finding by a Final Order of actions for willful misconduct or bad faith, or any criminal liability or liability for ultra vires acts asserted by any Governmental Unit.  Any such action by a non-Governmental Unit shall be brought in the Bankruptcy Court within 90 days after the Effective Date.  Nothing in this Section 11.5 will prevent the enforcement of the terms of the Plan.

ARTICLE XII
RETENTION OF JURISDICTION

12.1           Exclusive Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Bankruptcy Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a)           To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Right of Action, Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

(b)           To ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(c)           To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d)           To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e)           To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f)           To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Reorganized Debtor or the Distribution Trust;

(g)           To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor that may be pending on the Effective Date or that may be brought by the Reorganized Debtor, or the Distribution Trustee (as applicable), including claims arising under Chapter 5 of the Bankruptcy Code, or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

(h)           To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(i)           To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(j)           To interpret and enforce any orders entered by the Bankruptcy Court in the Bankruptcy Case; and

(k)           To enter an order closing this Bankruptcy Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

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12.2           Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents.  For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a)           Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor or the Reorganized Debtor or its successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of  IP or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(b)           Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor under or related to the Bankruptcy Code; and

(c)           Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1           Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the amount, priority or extent of the administrative, priority or secured claims are satisfactory to the Plan Sponsor in its reasonable discretion, (b) the Confirmation Order shall be in form and substance acceptable to the Plan Sponsor, in its reasonable discretion, and shall provide for the Plan Sponsor and the DIP Lender to acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan, and (c) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

13.2           Conditions to Effectiveness

The Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, and no stay or injunction is in effect with respect thereto, (c) Plan Sponsor and the DIP Lender shall acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan, and (d) no material adverse change or development shall have occurred with respect to the Debtor’s IP or capital structure of the Debtor.

13.3           Exemption from Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trustee pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property.  Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

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13.4           Securities Exemption

Any rights issued under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor or the Beneficial Interest in the Distribution Trust, and the offering and issuance thereof by any party, including without limitation the Proponents or the Estate, shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

13.5           Defects, Omissions and Amendments of the Plan

The Proponents may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests, insofar as it does not materially and adversely affect holders of Claims and Equity Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan.  The Proponents may propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code.  The Proponents may propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Proponents have complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

13.6           Withdrawal of Plan

The Proponents reserve the right to withdraw the Plan at any time prior to the Confirmation Date. If the Proponents withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

13.7           Due Authorization By Creditors

Each and every Creditor who elects to participate in the Distributions provided for herein warrants that the Creditor is authorized to accept in consideration of its Claim against the Debtor the Distributions provided for in the Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by the Creditor under the Plan.

13.8           Filing of Additional Documentation

Fourteen (14) days prior to the Effective Date, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

13.9           Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

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13.10           Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.11           Transfer of Claims

Any transfer of a claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 13.11.  Notice of any such transfer shall be forwarded to the Debtor by registered or certified mail, as set forth in Section 13.12 hereof.  Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public.  The notice must clearly describe the interest in the claim to be transferred.  No transfer of a partial interest shall be allowed.  All transfers must be of one hundred percent (100%) of the transferor’s interest in the claim.

13.12           Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing.  Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

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(a)           If to the Debtor, at:

Hipcricket, Inc.
c/o Pachulski Stang Ziehl & Street
10100 Santa Monica Blvd., 13th Floor
Los Angeles, California 90067
Attn: Ira Kharasch and Linda Cantor
Email: ikharasch@pszjlaw.com
Email: lcantor@pszjlaw.com

(b)	If to the Plan Sponsor, at:

ESW Capital, LLC
c/o Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Charles A. Beckham, Jr.
Email: charles.beckham@haynesboone.com
Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Trevor R. Hoffmann
Email: trevor.hoffmann@haynesboone.com
Fax: 212-884-9558

(c)	If to the DIP Lender, at:

ESW Capital, LLC
c/o Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Charles A. Beckham, Jr.
Email: charles.beckham@haynesboone.com
Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Trevor R. Hoffmann
Email: trevor.hoffmann@haynesboone.com
Fax: 212-884-9558

(d)	If to the U.S. Trustee, at:

Office of the United States Trustee
Andrew R. Vara, Acting United States Trustee, Region 3
c/o Jane M. Leamy
844 King Street, Room 2207
Lockbox #35
Wilmington, DE 19899-0035
Fax: 302-573-6497

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(e)	If to the Committee, at

Committee of Unsecured Creditors of Hipcricket, Inc.
c/o Pepper Hamilton LLP
Hercules Plaza, Suite 5100
1313 Market Street
P.O. Box 1709
Wilmington, DE 19899-1709
Attn: Donald J. Detweiler and Henry Jon Jaffe
Email: detweilerd@pepperlaw.com
Email: jaffeh@pepperlaw.com
Fax: (302) 421-8390

and

Committee of Unsecured Creditors of Hipcricket, Inc.
c/o Cooley LLP
The Grace Building
1114 Avenue of the Americas
New York, NY 10036-7798
Attn: Jay Indyke and Jeffrey L. Cohen
Email: jindyke@cooley.com
Email: jcohen@cooley.com
Fax: (212) 479-6275

(f)	If to any Creditor or Interest Holder in his capacity as such, at his address or facsimile number as listed on the Post-Confirmation Service List.

13.13           U.S. Trustee Fees

The Debtor will pay pre-confirmation fees owed to the U.S. Trustee on or before the Effective Date of the Plan.  After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).

13.14           Implementation

The Debtor, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents.

13.15           No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of the classification of any Claim or Equity Interest.

ARTICLE XIV
SUBSTANTIAL CONSUMMATION

14.1           Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

[Remainder of Page Intentionally Left Blank]

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14.2           Final Decree

On full consummation and performance of the Plan and Plan Documents, the Distribution Trustee may request the Bankruptcy Court to enter a final decree closing the Bankruptcy Case and such other orders that may be necessary and appropriate.

Dated:  March 20, 2015

Hipcricket, Inc.

       /s/
Todd Wilson
Chief Executive Officer
110 110th Avenue NE, Suite 410
Bellevue, Washington 98005
Debtor and Debtor-in-Possession and Proponent

ESW Capital, LLC

       /s/
Andrew Price
Chief Financial Officer
401 Congress Ave., Suite 2650
Austin, Texas 78701
Plan Sponsor and Proponent

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